UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2017 (March 1, 2017)

HD SUPPLY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35979	26-0486780
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, upon recommendation of the nominating and corporate governance committee, the board of directors (collectively, the “Board”) of HD Supply Holdings, Inc. (“Holdings”) and HD Supply, Inc. (collectively, the “Company”) appointed Peter A. Dorsman and Lauren Taylor Wolfe to the Board and appointed Mr. Dorsman to the Board’s Compensation Committee and Ms. Taylor Wolfe to the Board’s Audit Committee. The Board has determined that Mr. Dorsman and Ms. Taylor Wolfe are independent directors under the applicable independence requirements of the NASDAQ Stock Market and the Securities Exchange Act of 1934. Mr. Dorsman will serve as a Class I director and will stand for reelection to the Board at the 2017 Annual Meeting of Stockholders scheduled to occur on May 17, 2017 (the “2017 Annual Meeting”). Ms. Taylor Wolfe will serve as a Class II director and will stand for reelection to the Board at the 2018 Annual Meeting of Stockholders. In connection with Mr. Dorsman’s and Ms. Taylor Wolfe’s appointment, the Board increased the size of the Board from eight to ten members. Having reached the mandatory retirement age of 75 provided by our Corporate Governance Guidelines, John W. Alden will not stand for reelection to the Board and will retire from Board service upon the expiration of his current term at the 2017 Annual Meeting. The Board reduced its size to nine members effective with Mr. Alden’s retirement.

Peter A. Dorsman, age 61, retired from NCR Corporation, a global technology company, in April 2014. As executive vice president, global services since July 2012, Mr. Dorsman led NCR Services, a leading global provider of outsourced and managed service offerings. He was also responsible for customer experience, continuous improvement, and quality throughout NCR, serving as chief quality officer during this period. He served as NCR’s executive vice president, industry solutions group and global operations from November 2011 to July 2012, and, before then, senior vice president, global operations. Prior to rejoining NCR, Dorsman was executive vice president and chief operating officer of Standard Register, a provider of information solutions, where he was responsible for the day-to-day operations of the company. Before his role at Standard Register, Mr. Dorsman previously served for nearly 20 years at NCR in various global marketing and sales leadership roles including vice president of worldwide industry marketing. Mr. Dorsman currently serves on the board of directors for Applied Industrial Technologies, a global industrial distributor. During his tenure as a director since July 2002, he has been lead independent director, served on the audit committee, chairman of the corporate governance committee and currently is chairman of the executive organization and compensation committee. Mr. Dorsman is also currently a member of the board of directors for IDEAL Industries, a diversified manufacturer, and nfrastructure (a Zones subsidiary), a global information technology solutions provider. He earned a bachelor of science degree from Syracuse University in 1977.

Lauren Taylor Wolfe, age 38, is a managing director and investing partner of Blue Harbour Group, an activist investment firm that engages collaboratively with management teams and boards to enhance stockholder value. Prior to joining Blue Harbour Group in 2007, she was a portfolio manager and analyst at SIAR Capital where she invested in small capitalization public and private companies. From 2000 to 2003, Ms. Taylor Wolfe worked at Diamond Technology Partners, a strategic technology consulting firm. She received a master’s degree in business administration from The Wharton School at University of Pennsylvania in 2006 and a bachelor of science degree from Cornell University in 2000.

Mr. Dorsman and Ms. Taylor Wolfe will participate in Holdings’ standard outside director compensation program, filed as Exhibit 10.60 to the HD Supply Holdings, Inc. (File No. 001-35979) and HD Supply, Inc. (File No. 333-159809) annual report on Form 10-K filed on March 25, 2015, including a pro-rated annual equity retainer based on the date they joined Holdings’ board of directors, under the same terms and conditions as provided in the form of Director Restricted Stock Unit Agreement filed as Exhibit 10.57 to Holdings’ registration statement on Form S-1/A filed on June 13, 2013. Mr. Dorsman and Ms. Taylor Wolfe will enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Mr. Dorsman or Ms. Taylor Wolfe and any officer or other director of the Company or any related party transactions involving Mr. Dorsman or Ms. Taylor Wolfe. There is no arrangement or understanding between Mr. Dorsman or Ms. Taylor Wolfe and any other person pursuant to which he or she was selected as a director. There are no agreements or arrangements between third parties and Mr. Dorsman or Ms. Taylor Wolfe that provide for compensation or other payment in connection with their Board service.

Item 8.01 Other Events.

Also on March 1, 2017, the independent directors of the Board appointed Betsy S. Atkins as independent Lead Director of the Board.  The roles and responsibilities of the independent Lead Director are set forth in the Company’s Corporate Governance Guidelines, available on the governance page of our investor relations website at http://ir.hdsupply.com/index.cfm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary